NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND STATE SECURITIES LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

DRIFTWOOD VENTURES, INC.
SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$______.00	July __ , 2008

FOR VALUE RECEIVED, Driftwood Ventures, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of _________ (or his or its successors or assigns, the “Holder”), the principal amount of _______ Dollars ($_______), plus interest in arrears from and including the date hereof on the principal balance from time to time outstanding, computed daily, at a rate per annum equal to five percent (5%) for the time period beginning on the date hereof and ending on the Maturity Date. This Senior Secured Convertible Secured Promissory Note (this “Note”) may not be prepaid in whole or in part without the consent of the Requisite Holders (as defined in Section 8 hereof). Interest shall be calculated on the basis of actual number of days elapsed over a year of 365 days. Notwithstanding any other provision of this Note, the Holder hereof does not intend to charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum interest permitted by applicable law, and any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder. All payments received by the Holder hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal.

This Note is one of a series of Senior Secured Convertible Promissory Notes of like tenor (collectively, the “Notes”) to be issued by the Company pursuant to the terms of that certain Note Purchase Agreement dated as of July __, 2008 (as may be amended and/or restated from time to time, the “Purchase Agreement”) among the Company and the purchasers set forth on the Schedule of Purchasers thereto. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. By acceptance of this Note, the Holder and the Company each hereby agree that each of the Notes shall rank equally and ratably without priority over one another, and the Company covenants and agrees that none of the Notes shall be paid, in whole or in part, unless a reasonably equivalent, pro rata payment is made with respect to all other Notes so as to maintain as near as possible the amount of the debt owing under the Notes pro rata according to the respective balances owed as of the date immediately prior to such payment. This Note will be registered on the books of the Company or its agent as to principal and interest. Any transfer of this Note may be effected only by surrender of this Note to the Company and reissuance of a new Note to the transferee. Payments of principal and interest will be made by wire transfer in immediately available United States funds transferred to the account of the Holder, which account information shall have been furnished to the Company by the Holder for that purpose.

This Note is secured by, and entitled to the benefits of, a Security Agreement (the “Security Agreement”), dated as of July __, 2008.

1. Maturity. Unless earlier converted as provided in Section 2 herein, the entire outstanding principal balance hereof, together with all accrued and unpaid interest thereon, shall be due and payable on the earlier of (i) July __, 2009, unless such date is extended to a later date in the sole discretion of the Requisite Holders (such original date or such later date, the “Maturity Date”) or (ii) the occurrence of an Event of Default (as defined in Section 3). In order to extend the Maturity Date, the Requisite Holders shall give written notice (an “Extension Notice”) to the Company of the election and the date to which they elect to extend the Maturity Date and, following such extension, every reference in the Note Purchase Agreement and the Notes to the Maturity Date shall be deemed to refer to the Maturity Date set forth in the Extension Notice. The Requisite Holders may elect to extend the Maturity date on successive occasions.

2. Conversion upon Investor Sale.

(a) General. Upon the occurrence of an Investor Sale (as defined below), the entire outstanding principal amount of this Note and any accrued interest thereon (the “Note Balance”) shall automatically be converted into fully paid and non-assessable shares of capital stock of the Company. The type and class of capital stock of the Company to be issued to the holder of this Note upon conversion pursuant to this Section 2(a) (and the rights and privileges of the holders thereof) shall be identical to the type and class of the capital stock issued by the Company in connection with the Investor Sale (the “Investor Stock”). Upon such conversion of this Note, subject to the provisions of Section 2(b) hereof, the holder of this Note shall be entitled to receive a number of shares of Investor Stock determined by dividing (A) the Note Balance as of the Investor Conversion Date (as defined below) by (B) the lesser of (i) an amount equal to the price per share of Investor Stock paid by the purchasers of such shares in connection with the Investor Sale, or (ii) $2.00, (such lesser amount, the “Investor Price”); provided, that in the event that the Investor Sale is for less than $1.00 per share, then this Note will only be automatically convertible with the consent of the Company.

(b) Fractional Shares. No fractional shares of capital stock of the Company shall be issued upon conversion of this Note. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Investor Price.

(c) Mechanics of Conversion; Investor Sale.

(i) Upon the closing of an Investor Sale (the “Investor Conversion Date”) this Note shall be converted automatically without any further action by the holder and whether or not this Note is surrendered to the Company or the transfer agent for this Note, provided, however, that the Company shall not be obligated to issue a certificate or certificates evidencing the shares of Investor Stock into which this Note is convertible unless this Note is delivered to the Company, or the holder notifies the Company that the Note has been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith and, if the Company so elects, provides an appropriate indemnity.

(ii) The Company shall cause notice of the Investor Sale to be mailed to the registered holder of this Note, at such holder’s address appearing in the records of the Company, as promptly as practicable after the Investor Conversion Date. Thereafter, the holder shall surrender this Note at the place designated in such notice, together with a written notice by the holder of this Note stating such holder’s name or the names of his or its nominees in which such holder wishes the certificate or certificates for shares of Investor Stock to be issued. If required by the Company, the Note surrendered shall be endorsed or accompanied by a written instrument or instruments of surrender, in form satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing. The Company shall, as soon as practicable after such surrender, issue and deliver to such holder of this Note, or to his or its nominees, a certificate or certificates for the number of shares of Investor Stock to which such holder shall be entitled, together with cash in lieu of any fractional share.

(iii) Upon authorization of the sale of shares of its capital stock in the Investor Sale, for the purpose of effecting the conversion of this Note as provided in Section 2(a), the Company shall have (A) authorized a sufficient number of shares of Investor Stock to effect the conversion of the Note Balance, (B) reserved such stock as to which the Holder would be entitled upon conversion of such Investor Stock and (C) taken all other actions reasonably requested by the Holder to effect the foregoing. The Company shall take all such reasonable actions as may be necessary to assure that all Investor Stock which may be issuable upon the conversion of this Note and all shares of stock issuable upon conversion or exercise thereof may be issued without violation of any applicable law or governmental regulation.

(iv) Immediately upon the Investor Conversion Date, this Note shall no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate on the Investor Conversion Date, except only the right of the holder to receive the shares of Investor Stock to which it is entitled as a result of the conversion on the Investor Conversion Date, together with any cash in lieu of fractional shares.

(v) The Company shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Investor Stock upon conversion of this Note pursuant to Section 2(a). The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Investor Stock in a name other than that of the registered holder of this Note, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(d) Investor Sale.  An “Investor Sale” shall mean and include the sale of shares of capital stock of the Company (other than a sale of shares of the Company ‘s Common Stock, $0.001 par value per share (the “Common Stock”), to officers, directors or employees of, or consultants to, the Company in connection with their provision of services to the Company), in one transaction or series of related transactions, which sale or sales result in gross proceeds to the Company of at least Ten Million Dollars ($10,000,000).

3. Events of Default. Notwithstanding any provision of this Note to the contrary, the outstanding principal and accrued interest under this Note shall become due and payable without notice or demand, upon the happening of any one of the following specified events (each, an “Event of Default”):

(a) the Company fails to pay any amount of principal or interest due hereunder when due;

(b) any representation or warranty made by the Company in the Purchase Agreement or the Security Agreement was untrue or inaccurate in any material respect when made;

(c) the Company’s breach or violation of any other covenant, agreement or condition under this Note, the Warrant or under the Purchase Agreement or the Security Agreement, which breach or violation is not cured within ten (10) days after written notice of such default from the Requisite Holders;

(d) any of the Company’s indebtedness for borrowed money in excess of $100,000 is accelerated as a result of a default or breach of or under any agreement or instrument evidencing or relating to such borrowed money;

(e) the Company admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors;

(f) the Company commences any case or other proceeding seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of its company structure or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any part of its property, or shall take any action to authorize any of the foregoing; or

(g) any case or proceeding is commenced against the Company to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of its structure or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking other similar official relief for it or any part of its property, and such case or proceeding (x) results in the entry of an order for relief against it which is not fully stayed within five (5) business days after the entry thereof or (y) is not dismissed within sixty (60) days of commencement.

4. New Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, the Company will issue a new promissory note, of like tenor and amount and dated the original date of this Note, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the Holder thereof agrees to indemnify and hold harmless the Company in respect of any such lost, stolen, destroyed or mutilated Note.

5. Expenses of Collection. The Company agrees to pay all of the Holder’s reasonable costs in collecting and enforcing this Note, including all attorney’s fees and disbursements.

6. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at Driftwood Ventures, Inc. 2121 Avenue of the Stars, Suite 2550, Los Angeles, CA, and to Holder at the address(es) set forth on the Schedule of Purchasers attached to the Purchase Agreement or at such other address(es) as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto. In addition to any notice otherwise required or permitted hereunder, the Company shall give the Holder written notice not less than ten business days prior to the consummation of any Investor Sale.

7. Waiver by Company. The Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder hereof with respect to the time of payment or any other provision hereof.

8. Amendment and Waiver. Any term, covenant, agreement or condition of the Notes may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the holders of Notes representing at least a seventy-five percent (75%) of the aggregate principal amount then outstanding under all Notes (the “Requisite Holders”), provided that (a) without the consent of the holders of all of the Notes at the time outstanding no such amendment or waiver shall (i) decrease the principal amount due under or the rate of interest on any Note, (ii) change the pro rata payment terms of the Notes or (iii) lower the percentage of holders of Notes required to approve any such amendment or effect any such waiver and (b) no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereto. Originals or true and correct copies of any amendment, waiver or consent effected pursuant to this Section 8 shall be delivered by the Company to each holder of Note promptly (but in any event not later than five days) following the effective date thereof.

9. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

10. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

11. Descriptive Headings. Section headings appearing in this Note have been inserted for convenience of reference only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Note.

12. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflicts of laws provisions.

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IN WITNESS WHEREOF, the Company has signed this Note as an instrument under seal as of the date written above.

DRIFTWOOD VENTURES, INC.

By:
Name:
Title: